FORM N-SAR

Q77.O Transactions effected pursuant to Rule 10F3

PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE To be used for compliance with Rule 10f-3 and/or Rule 23B
1.	Account/Fund Name: Standish Mellon Global Fixed Income Fund
2.	Anticipated Purchase Date: 09/06/07
3.	Total Net Assets of Account/Fund: $39,286,383
4.	Type and Description of Security to be Purchased: Virginia Electric & Power, 5.95%,
09/15/20177
5.	Credit Rating of Security (Rating/Rating Agency): Baa1/Moody’s BBB/S&P
BBB+/Fitch
6.	Name of Underwriting Syndicate Dealer Effecting Transaction: Goldman Sachs; Lehman
Brothers; ABN Amro; BNY Capital Markets; KBC Financial; Keybanc Capital Markets;
Scotia Capital; Suntrust Robinson Humphrey
7.	Name of Affiliated Underwriter in Underwriting Syndicate: Bank of New York/Capital
Markets Inc.
8.	Issue Size: 600M
9.	CUSIP: 927804FC3
10.	Amount Purchase by Account/Fund: 278,913.6
11.	Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.03%
12.	Amount Purchased as a Percentage of Account/Fund Assets: 0.52%
13.	Purchase Price of Securities (if at par, so state): 99.612
14.	Commission/Spread Received by Principal Underwriters: 0.65%
15.	Yield (as applicable): 6.002%
16.	Average Yield of Security Purchased by Non-affiliated entities on date of purchase:
5.89%

PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE To be used for compliance with Rule 10f-3 and/or Rule 23B
1.	Account/Fund Name: Standish Mellon Fixed Income Fund

2.	Anticipated Purchase Date: 7/12/2007

3.	Total Net Assets of Account/Fund: $567,325,693

4.	Type and Description of Security to be Purchased: Lehman Brothers Hldg, 6, 7/19/2012

5.	Credit Rating of Security (Rating/Rating Agency): A1Moody’s A+/S&P AA-/Fitch

6.	Name of Underwriting Syndicate Dealer Effecting Transaction: Lehman Brothers; Calyon Securities USA; ING Financial Markets; Bank of New York Mellon; Scotia Capital; Williams Capital Group

7.	Name of Affiliated Underwriter in Underwriting Syndicate: Bank of New York/Capital Markets

8.	Issue Size: 1,500,000,000

9.	CUSIP: 52517P4C2

10.	Amount Purchase by Account/Fund: 435,000

11.	Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.03
12.	Amount Purchased as a Percentage of Account/Fund Assets: 0.08
13.	Purchase Price of Securities (if at par, so state): 99.898
14.	Commission/Spread Received by Principal Underwriters: 0.50%
15.	Yield (as applicable): 6.931%
16.	Average Yield of Security Purchased by Non-affiliated entities on date of purchase:
5.91%